EXHIBIT 10.10

                            FORM OF PROMISSORY NOTE

                            REVOLVING LINE OF CREDIT

                                PROMISSORY NOTE



                                                                Phoenix, Arizona
$10,000,000.00                                                      May 27, 1994


1.       PROMISE TO PAY.

         For value received, MILTEX MORTGAGE OF TEXAS LIMITED PARTNERSHIP, a Texas limited partnership dba Miltex Mortgage Company ("Maker"), promises to pay to the order of BANK ONE, ARIZONA, NA at its office at 241 North Central Avenue, Phoenix, Arizona 85004, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Ten Million Dollars ($10,000,000.00), or so much thereof as shall from time to time be disbursed and outstanding under that certain Mortgage Warehousing Credit and Security Agreement (as it may be amended, modified, extended, and renewed and replaced from time to time, the "Credit Agreement") of even date herewith between Maker and the payee named above, together with accrued interest from the date of disbursement on the unpaid principal at the applicable rate as set forth in Section 4. The payee named above shall have no obligation to make any Advances hereunder except in accordance with the Credit Agreement. This note (as it may be amended, modified, extended, and renewed from time to time, the "Note") is issued pursuant to, entitled to the benefits of, and referred to as the "Note" in the Credit Agreement. In the event of any inconsistency between the provisions of this Note and the provisions of the Credit Agreement, the Credit Agreement shall control. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

2.       MATURITY DATE.

         Absent the occurrence of an Event of Default hereunder or under any of the Credit Agreement, this Note, and other documents evidencing or securing the loans contemplated by the Credit Agreement (collectively the "Credit Agreement Documents"), the unpaid principal balance hereof, together with all unpaid interest accrued thereon, and all other amounts payable by Maker under the terms of the Credit Agreement Documents, shall be due and payable on May 25, 1995 (the "Maturity Date"). If the Maturity Date should fall (whether by acceleration or otherwise) on a day that is not a Business Day, payment of the outstanding principal shall be made on the next succeeding Business Day and such extension of time shall be included in computing the interest included in such payment.

3.       PREPAYMENT.

         Maker may prepay the unpaid principal balance, in whole or in part, at any time without penalty or premium. Amounts prepaid may be reborrowed in accordance with the Credit Agreement.

4.       PAYMENTS.

         (a) Absent an Event of Default hereunder or under any of the Credit Agreement Documents, each Advance made hereunder shall bear interest at a floating rate of interest equal to the sum of the Prime Rate plus one-half of one percent (.5%) per annum; provided, however, that if at any time the contract rate shall exceed the Maximum Rate, thereby causing the interest on this Note to be limited to the Maximum Rate, then any subsequent reduction in the contract rate shall not reduce the rate of interest on this Note below the Maximum Rate until the total amount of interest accrued on this Note equals the amount of interest which would have accrued on this Note if the contract rate had at all times been in effect. Throughout the term of this Note, interest shall be calculated on a 360-day year with respect to the unpaid balance of any Advance and, in all cases, shall be computed for the actual number of days in the period for which interest is charged. The floating rate of interest will be adjusted as of the effective date of each change in the Prime Rate.

                  The term "Maximum Rate," as used herein, shall mean at the particular time in question the maximum rate of interest which, under applicable law, may then be charged on this Note. If such maximum rate of interest changes after the date hereof and this Note provides for a fluctuating rate of interest, the Maximum Rate shall be automatically increased or deceased, as the case may be, without notice to Borrower from time to time as of the effective date of each change in such maximum rate.

         (b) All payments of principal and interest due hereunder shall be made (i) without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by Maker, and (ii) without any other set off.

         (c) Interest hereunder shall be payable by Maker to the holder hereof on the first (1st) day of each and every month during the term of this Note commencing with the first (1st) day of the first month following the date hereof. If any payment of interest to be made by Maker hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing the interest in such payment.

         (d) Payments of principal shall be due as provided in the Credit Agreement.

5.       LAWFUL MONEY.

         Principal and interest are payable in lawful money of the United States of America.

6.       APPLICATION OF PAYMENTS/LATE CHARGE.

         (a) Absent the occurrence of an Event of Default hereunder or under any of the other Credit Agreement Documents, any payments received by the holder hereof pursuant to the terms hereof shall be applied in the manner set forth in the Credit Agreement or, if not so set forth, in such order as the holder hereof may, in its sole discretion, elect. Any payments received by the holder hereof after the occurrence of an Event of Default hereunder or under any of the Credit Agreement Documents shall be applied in such order as the holder hereof may, in its sole discretion, elect.

         (b) If any payment of interest is not received by the holder hereof within fifteen (15) days of the due date thereof, then in addition to the remedies conferred upon the holder pursuant to Section 9 hereof and the other Credit Agreement Documents, a late charge of four percent (4%) of the amount due and unpaid will be added to the delinquent amount to compensate the holder hereof for the expense of handling the delinquency for such payment; provided, however, that the obligation to pay a late charge shall be subject to the provisions hereof limiting the charging, collection, and receipt of interest to the Maximum Rate.

7.       SECURITY.

         This Note is secured by and is entitled to the benefits of the Credit Agreement. The provisions of the Credit Agreement are incorporated herein by reference as if set forth in full, and this Note is subject to all of the covenants and conditions contained in the Credit Agreement. This Note is guaranteed by the Guaranty.

8.       EVENT OF DEFAULT.

         The occurrence of any of the following shall be deemed to be an event of default ("Event of Default") hereunder:

         (a) Failure to Pay. Failure of Maker to make a payment of principal or interest within fifteen (15) days of the due date thereof or failure of Maker to make any other payment or perform any obligation hereunder; or

         (b) The occurrence of an Event of Default under any of the other Credit Agreement Documents.

9.       REMEDIES.

         Upon the occurrence of an Event of Default, the entire balance of principal together with all accrued interest thereon, and all other amounts payable by Maker under the Credit Agreement Documents shall, at the option of the holder hereof and without demand or notice, immediately become due and payable. Upon the occurrence of an Event of Default (and so long as such Event of Default shall continue), the entire balance of principal hereof, together with all accrued interest thereon, all other amounts due under the Credit Agreement Documents, and any judgment for such principal, interest, and other amounts, at the option of the holder hereof, shall bear interest equal to the lesser of (i) the Default Rate; or (ii) the Maximum Rate. No delay or omission on the part of the holder hereof in exercising any right under this Note or under any of the other Credit Agreement Documents hereof shall operate as a waiver of such right. The remedies of the holder hereof, as provided in this Note and in the Credit Agreement or any other instrument securing this Note, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of the holder hereof, and may be exercised as often as occasion therefor shall arise.

10.      WAIVER.

         Maker, endorsers, guarantors, and sureties of this Note hereby waive diligence, demand for payment, presentment for payment, protest, notice of nonpayment, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, and notice of nonpayment, and all other notices or demands of any kind and expressly agree that, without in any way affecting the liability of Maker, endorsers, guarantors, or sureties, the holder hereof may extend any maturity date or the time for payment of any installment due hereunder, otherwise modify the Credit Agreement Documents, accept additional security, release any Person liable, and release any security or guaranty. Maker, endorsers, guarantors, and sureties waive, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense.

11.      CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

         No provision of this Note may be changed, discharged, terminated, or waived except in a writing signed by the party against whom enforcement of the change, discharge, termination, or waiver is sought. No failure on the part of the holder hereof to exercise and no delay by the holder hereof in exercising any right or remedy under this Note or under the law shall operate as a waiver thereof.

12.      ATTORNEYS' FEES.

         If this Note is not paid when due or if any Event of Default occurs, Maker promises to pay all costs of enforcement and collection and preparation therefor, including but not limited to, reasonable attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level)).

13.      SEVERABILITY.

         If any provision of this Note is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

14.      INTEREST RATE LIMITATION.

         Maker hereby agrees to pay an effective rate of interest that is the sum of the interest rate provided for herein, together with any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the Credit Agreement, including without limitation, any fees to be paid by Maker pursuant to the provisions of the Credit Agreement Documents; provided, however, that in no event shall the amounts payable herein exceed the Maximum Rate.

15.      NUMBER AND GENDER.

         In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa.

16.      HEADINGS.

         Headings at the beginning of each numbered section of this Note are intended solely for convenience and are not part of this Note.

17.      CHOICE OF LAW.

         This Note shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflict of laws principles.

18.      INTEGRATION.

         The Credit Agreement Documents contain the complete understanding and agreement of the holder hereof and Maker and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations.

19.      BINDING EFFECT.

         The Credit Agreement Documents will be binding upon, and inure to the benefit of, the holder hereof, Maker, and their respective successors and assigns. Maker may not delegate its obligations under the Credit Agreement Documents.

20.      TIME OF THE ESSENCE.

         Time is of the essence with regard to each provision of the Credit Agreement Documents as to which time is a factor.

21.      RELATIONSHIP.

         The relationship of the parties hereto is that of borrower and lender and it is expressly understood and agreed that nothing contained in this Note or in the Credit Agreement shall be interpreted or construed to make Maker and Payee partners, joint venturers or participants in any other legal relationship except for borrower and lender.

22.      SAVINGS CLAUSE.

         This Note and all of the other Credit Agreement Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Credit Agreement Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Credit Agreement Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidence by this Note, or if Holder's exercise of the option to accelerate the maturity of this Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is the express intent of Borrower and Holder that all excess amount theretofore collected by Holder be credited on the principal balance of this Note (or, if this Note and all other indebtedness arising under or pursuant to the other Credit Agreement Documents have been paid in full, refunded to Borrower), and the provisions of this Note and the other Credit Agreement Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Borrower for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of Borrower to Holder under this Note or arising under or pursuant to the other Credit Agreement Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits Holder to contract for, charge or receive a greater amount of interest, Holder will rely on federal law, for the purpose of determining the Maximum Rate. Notwithstanding anything to the contrary contained herein or in any of the other Credit Agreement Documents, it is not the intention of Holder to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         If the laws of the State of Texas are ever deemed to govern this Note notwithstanding the parties' expressed intent to the contrary, the parties agree that TEX. REV. CIV. STAT. ANN. art 5069 Ch. 15 (which regulated certain revolving loan accounts and revolving tri-party accounts) shall in no event apply to this Note. Further, to the extent that TEX. REV. CIV. STAT. ANN. art 5069-1.04, as amended, is applicable to this Note, the "indicated rate ceiling" specified in such article is the applicable ceiling; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

23.      NOTICES.

         Notices under this Note will be given in the manner set forth in the Credit Agreement.


                             MILTEX MORTGAGE OF TEXAS LIMITED
                             PARTNERSHIP, a Texas limited partnership, dba Miltex Mortgage Company

                             BY: MILTEX MANAGEMENT, INC., a Texas corporation Its Sole General Partner


                                  By:/s/ Randall C. Present
                                     -------------------------------------
                                  Name:  Randall Present
                                       -----------------------------------
                                  Title: President
                                        ----------------------------------

                                                                   "Maker"